UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) February 15, 2021

FRESH PROMISE FOODS, INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-24723	88-0393257
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3416 Shadybrook Drive, Midwest City, OK	73110
(Address of principal executive offices)	(Zip Code)

405-923-1254

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 13, 2021, the company filed two Corporate Amendments with the State of Nevada. The Amendments referenced two Board Resolutions dated February 11, 2021, revising the pending reverse split ratio from 200:1 to 100:1 and revising the Preferred E shares of the company to reflect the ratio change was also addressed.

On February 9, 2021 the Board of Directors voted to convert the back salaries of Corporate Officers into Restricted Series E preferred stock and common stock, and on February 11, 2021 the company also approved the conversion of 3 Series E preferred shares of stock, into common shares for one of the officers.

A copy of the Amendments and Resolutions are attached as Exhibit 2.1 thereto. The description of the Agreement therein is qualified by the terms of the full text of the agreement attached thereto and the terms thereof are incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 2.1	Share Issuance to Poe, Costley, and Dolder for back salary
Exhibit 2.2	Joe Poe Series E Conversion of 3 series E
Exhibit 2.3	Board resolution to amend the reverse split from 200-1 to 100-1
Exhibit 2.4	Board Resolution Authorizing Amending the reverse split ratio applied to Series E preferred shares to 400,000 to 1 from 200,000 to 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Fresh Promise Foods, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

FRESH PROMISE FOODS, INC.

Date: February 15, 2021	By:	/s/ Joe E. Poe Jr.
	Name:	Joe E. Poe Jr.
	Title:	President & CEO